Worldwide Wireless
                                   Networks, Inc.
                                    Internet div.



                        WORLDWIDE WIRELESS NETWORKS, INC.
                        ---------------------------------
                               EMPLOYMENT CONTRACT
                               -------------------


This contract for employment of an officer and/or director and/or manager (the "Agreement") is entered into between Worldwide Wireless Networks, Inc., a Nevada corporation d.b.a. "Global Pacific Internet" with its principal place of business located at 770 The City Drive South, Suite 3400, Orange, California 92868 (the "Employer" or the "Company"), and Jerry Collazo, an individual, (the "Employee"), a resident of the state of California.

                         ARTICLE 1.  TERM OF EMPLOYMENT

                                Specified Period

Section 1.01 Employer hereby employs Employee and Employee hereby accepts employment with employer for a period of three (3) years, beginning on July 17, 2000, and terminating on July 17, 2003, plus any extension as provided below. At the end of the initial term, or any additional term, this Agreement shall automatically be extended for an additional one (1) year unless wither Employee or Employer gives written notice to the other of its desire to terminate this Agreement at least six (6) months prior to the scheduled end of the term.

                            "Employment Term" Defined

Section 1.02 As used herein, the phrase "employment term" refers to the entire period of employment of Employee by Employer hereunder, whether for the periods provided above, or whether terminated earlier, renewed, or otherwise extended by mutual agreement of the parties.

                 ARTICLE 2.  DUTIES AND OBLIGATIONS OF EMPLOYEE

                                 General Duties

Section 2.01 Employee shall serve as CHIEF FINANCIAL OFFICER ("CFO") of Employer. In his capacity as CFO, Employee shall use his best efforts and do and perform all services, acts, or things reasonably necessary or advisable to manage and conduct the business of Employer, subject at all times to the policies set by Employer's Board of Directors and subject to the consent of the Board of Directors when required by the terms of this Agreement. As CFO, Employee shall be responsible for the Finance, Human Relations, and Administration Departments, and Employee's duties shall include, but not be limited to, funding, capital & asset management, budgets & forecasts, public financial reporting, Company policies & procedures, and participation in executive strategic planning.


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                         Devotion to Employer's Business

Section  2.02     Unless  agreed  to  in  writing  by  Employer,

(a) Employee shall devote his full business time, ability, energies, and attention to the business of Employer during the term of this contract.

(b) Employee shall not engage in any other business duties or pursuits whatsoever, or directly or indirectly render any services of a business, commercial or other professional nature to any other person or organization, for compensation in wages, equity or otherwise, for any period of time longer than two calendar weeks, without the prior written consent of the CEO or Board of Directors of Employer.

(c) This Agreement shall not be interpreted to prohibit Employee from making passive personal investments or conducting private business affairs if those activities do not materially interfere with the services required under this agreement. However, Employee shall not directly or indirectly acquire, hold or retain any interest in excess of five (5%) per cent in any business directly competing with the business of Employer.

                                  Trade Secrets

Section  2.04

(a) The parties acknowledge and agree that during the term of this agreement and in the course of the discharge of the duties hereunder, Employee shall have access to and become acquainted with information concerning the operation and process of Employer, including without limitation, financial records, personnel records, sales records, data and information, client lists, prospects, customer data bases, scientific, and other information that is owned by or proprietary to Employer and regularly used in the operation of Employer's business, and that such information constitutes trade secrets.

(b) Employee specifically agrees that he shall not misuse, misappropriate, or disclose any such trade secrets, directly or indirectly, to any other person or use them in any way, either during the term of the agreement or at any other time thereafter, except as is reasonably necessary in the course of his employment hereunder and except as is or becomes available to the public through no fault of Employee.


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(c)   Employee  acknowledges  and  agrees  that  the sale or unauthorized use or disclosure of any of Employer's trade secrets obtained by Employee during the course of his employment under this Agreement, including information concerning Employer's current or any future and proposed work, services, or products, the fact that any such work, services, or products are planned, under consideration, or in production, as well as any descriptions thereof ("Proprietary Information"), except as may be necessary in the ordinary course performing Employee's duties hereunder and except as is or become available to the public through no fault of Employee, constitute unfair competition. Employee promises and agrees not to engage in any unfair competition utilizing Employer's Proprietary Information.

(d) Employee further agrees that all files, records, documents, drawings, specifications, equipment, and similar items relating to Employer's business are and shall remain exclusively the property of Employer.

                       ARTICLE 3.  OBLIGATIONS OF EMPLOYER

Section 3.01 Employer shall provide Employee with office facilities, parking privileges, office equipment, supplies and other facilities and services, suitable to Employee's position and adequate for the performance of his duties.

[SECTION  3.02     ADD  INDEMNIFICATION  AGREEMENT  FI  BYLAWS  AND  ARTICLES OF
INCORPORATION  DO  NOT  ADEQUATELY  COVER  OFFICERS  AND  DIRECTORS.]


                      ARTICLE 4.  COMPENSATION OF EMPLOYEE

                                  Annual Salary

Section 4.01 As compensation for the services to be performed hereunder, Employee shall receive an annual base salary of at least ONE HUNDRED THIRTY THOUSAND DOLLARS ($130,000.00) during the employment term, to be paid pro rata two times per month. Employee shall receive semi-annual salary reviews.

                                 Tax Withholding

Section 4.02 Employer shall have the right to deduct or withhold from the compensation due to Employee hereunder any and all sums required for federal income and Social Security taxes and all state and local taxes now applicable or that may be enacted and become applicable in the future.


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                         ARTICLE 5.  EMPLOYEE INCENTIVES

                                  Stock Options

Section 5.01 Upon execution of this Agreement, Employee shall receive stock options to acquire a total of THREE HUNDRED THOUSAND (300,000) shares of Common Stock of Employer, subject to the following terms:

     a.   The  strike  price  for  all  options  will  be  $3.00.
          b. (i) The options will vest and may be exercised with respect to 75,000 shares after January 17, 2001, and with respect to an additional 12,500 shares on the 17th of each month thereafter, until vested in full.

               (ii) In  addition,  one-half  of all unvested outstanding options will vest immediately if Employee's employment is terminated by Employer without cause or by Employee for Good Reason and all outstanding options will vest immediately if there is a greater than 50% change of control or sale, merger or takeover of the Employer.

          c. The option exercise period shall be from the date of vesting through the date five years from the date of vesting as long as Employee is employed. If Employee's employment by the Employer terminates for any reason, the option exercise period will be reduced to two years from the date of termination of employment or five years from the date of vesting, whichever is shorter.

                                  Registration

5.02 Employer agrees to file, and maintain, a registration statement on Form S-8, as soon as practicable, covering the issuance of shares upon exercise of options granted pursuant to Section 5.01 above.

                             Executive Bonus Program

Section 5.03 Employee shall be eligible to participate in the Executive Bonus Program, pending board approval of this program. The bonus will be based on: (1) the Company achieving key targets in its business plan; and (2) personal objectives ("MBO's") which will be mutually agreed upon. These two criteria will be weighted 50/50 in terms of potential payout. Payout for Employee is targeted at thirty five percent (35%) of base salary. This will be pro-rated to date of employment in fiscal year 2000.


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                         Executive Stock Option Program

Section 5.04. Employee will be eligible to participate in the Executive Stock Option Program, pending board approval of the program. The number of executive stock options that the Employee may receive will be based on: (1) the Company achieving key elements of its business plan; and (2) The Company's stock price performance. These two criteria will be weighted 50/50 in terms of potential payout.

                          ARTICLE 6.  EMPLOYEE BENEFITS

                                 Annual Vacation

Section 6.01. Employee shall be entitled to three (3) weeks vacation each year, and those business days that fall between Christmas and New Year's day, without loss of compensation. Employee may be absent from his employment for vacation only at such times as agreed to by the CEO or President of the Company in his or her reasonable discretion. In the event that Employee is unable for any reason to take the total amount of vacation days authorized therein during the year, he shall be entitled to use such un-taken vacation days in the next year of employment.

Section 6.02 Employee shall be eligible to participate in all Company medical and dental programs.


                          ARTICLE 7.  BUSINESS EXPENSES

                       Reimbursement of Business Expenses

Section  7.01

(a) Employer shall promptly reimburse Employee for all reasonable business expenses incurred by Employee in connection with the business of Employer.

(b) Each such expenditure shall be reimbursable, provided that such expenses are incurred and accounted for in accordance with the policies and procedures established by the Company.

(c) Notwithstanding the foregoing, Employee shall not incur expenses in excess of Five Hundred ($500.00) dollars, excluding expenses incurred in connection with travel outside of the metropolitan Los Angeles area, without obtaining the prior consent of Employer, which consent shall not be unreasonably withheld or delayed.


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                        Repayment of Disallowed Expenses

Section 7.02. In the event that any expenses paid for Employee or any reimbursement of expenses paid to Employee shall, on audit or other examination of employer's income tax returns, be determined not to be allowable deductions from Employer's gross income because of Employee's misrepresentation or characterization of such expenses, and in the further event that this determination shall be acceded to by the Employer or made final by the appropriate federal or state taxing authority or a final judgment of a court of competent jurisdiction, and no appeal is taken from the judgment or the applicable period for filing notice of appeal has expired, Employee shall repay to Employer the full amount of the disallowed expenses.

                      ARTICLE 8.  TERMINATION OF EMPLOYMENT

                              Termination for Cause

Section  8.01.

(a) Employer reserves the right to terminate this Agreement if Employee: 1) willfully breaches any of the material terms of this Agreement; 2) habitually neglects the duties which he is required to perform under the terms of this Agreement where Employee has been given written notice of the acts or omissions constituting such neglect and has failed to cure such conduct within thirty (30) days; 3) is found to have misrepresented any material fact concerning Employee's background; or 4) commits such acts of dishonesty, fraud, misrepresentation or other acts of moral turpitude as would prevent the effective performance of his duties. Termination under this Section 8.01 shall be considered "for cause" for the purposes of this Agreement.

(b) Employer may at its option terminate this Agreement for cause by giving written notice of termination to Employee without prejudice to any other remedy to which Employer maybe entitled either at law, in equity, or under this agreement.

                            Termination Without Cause

Section 8.02. Notwithstanding any other termination clause hereunder, and unfettered by any requirements or procedures set forth in Employer's "Employee Handbook", Employer may terminate Employee "without cause", upon written notice, but shall at that time become obligated to pay Employee a severance payment equal to six (6) months of salary at the rate applicable on the date of termination, or continue normal salary payments for the next six months.

                     Termination by Employee for Good Reason

Section  8.03.

(a) Employee may terminate his obligations under this Agreement for "Good Reason" (as defined below), upon written notice, and upon such termination Employer shall become obligated to pay Employee a severance payment equal to six
(6) months of salary at the rate applicable on the date of termination, or continue normal salary payments for the next six (6) months.

(b) "Good Reason" shall mean: (1) breach of any of the terms hereof by Employer; (2) assignment of Employee without Employee's consent to a position, responsibilities or duties of a materially lesser status or degree of responsibility than his position, responsibilities or duties as of the date of this Agreement; or (3) relocation of Employee outside the Orange County area without Employee's consent.


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                   Termination by Employee Without Good Reason

8.04     Employee may terminate his obligations under this Agreement upon thirty
(30)  days  written  notice  to  the  Employer.

                         ARTICLE 9.  GENERAL PROVISIONS

                                     Notices

Section 9.01. Any notices to be given hereunder by either party to the other shall be in writing and may be transmitted by personal delivery or by mail, registered or certified, postage prepaid with return receipt requested. Mailed notices shall be addressed to the parties at the addresses appearing in the introductory paragraph of this agreement, but each party may change that address by written notice in accordance with this section. Notices delivered personally shall be deemed communicated as of the date of actual receipt; mailed notice shall be deemed communicated on the fifth business day following the date of mailing.

                     Jurisdiction, Attorney's Fees and Costs

Section 9.02. If any action at law or in equity is necessary to enforce or interpret the terms of this Agreement, the prevailing party shall be entitled to reasonable attorney's fees, costs, and necessary disbursements in addition to any other relief to which that party may be entitled. This provision shall be construed as applicable to the entire Agreement. The parties hereto agree that the Superior Court of Orange County shall have and retain exclusive jurisdiction over any dispute under this Agreement, and California law shall govern in any controversy arising.

                                    Consents

Section 9.03. Employer agrees that all consents required of it hereunder shall neither be unreasonably withheld nor delayed.

                                Entire Agreement

Section 9.04. This Agreement supersedes any and all other Agreements, either oral or in writing, between the parties hereto with respect to the employment of Employee by Employer and contains all of the covenants and agreements between the parties with respect to that employment in any manner whatsoever. Each party to this Agreement acknowledges that no representation, inducements, promises, or agreements, orally or otherwise, have been made by any party, or anyone acting on behalf of any party, which are not embodied herein, and that no other agreement, statement, or promise not contained in this agreement shall be valid or binding on either party.


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                                  Modifications

Section 9.05. Any modification of this agreement will be effective only if it is in writing and signed by the party to be charged.

                                Effect of Waiver

Section 9.06. The failure of either party to insist on strict compliance with any of the terms, covenants, or conditions of this Agreement by the other party shall not be deemed a waiver of that term, covenant, or condition, nor shall any waiver or relinquishment of any right or power at any one time or times be deemed a waiver or relinquishment of that right or power for all or any other times.

                               Partial Invalidity

Section 9.07. If any provision in this Agreement is held by court of competent jurisdiction to be invalid, void, or unenforceable, the remaining provision shall nevertheless continue in full force without being impaired or invalidated in any way.

     Facsimile  Signatures

Section 9.08 Any signed copy of this Agreement or of any other document or agreement referred to herein, or copy or counterpart thereof, delivered by facsimile transmission, shall for all purposes be treated as if it were delivered containing an original manual signature of the party whose signature appears in the facsimile, and shall be binding upon such party in the same matter as though an originally signed copy had been delivered.


     Executed  on  August  4,  2000,  at  Orange,  California.

Employer  :
Worldwide Wireless Networks, Inc., a Nevada Corporation d.b.a. Global Pacific Internet


     /s/
by:  Jack  Tortorice
its:  CEO  &  President


     Executed  on  August  4,  2000,  at  Orange,  California

Employee  :
Jerry  Collazo     /s/


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